Exhibit 99.2
N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE
OCTOBER 21, 2009

INVESTOR CONTACT: JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT – INVESTOR RELATIONS AND RESEARCH (405) 767-4763 jeff.mobley@chk.com	MEDIA CONTACT: JIM GIPSON DIRECTOR – MEDIA RELATIONS (405) 935-1310 jim.gipson@chk.com

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2009 THIRD QUARTER
OPERATIONAL UPDATE AND FINANCIAL RESULTS RELEASE DATES
AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, October 21, 2009 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2009 third quarter operational update to be released after the close of trading on the New York Stock Exchange on Thursday, October 29, 2009.  Additionally, the company has scheduled its 2009 third quarter financial results to be released after the close of trading on the New York Stock Exchange on Monday, November 2, 2009.

The company has also scheduled a conference call to discuss both releases for Tuesday, November 3, 2009 at 9:00 am EST.  The telephone number to access the conference call is 913-227-1352 or toll-free 866-293-8969.  The passcode for the call is 4137448.  We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EST.

For those unable to participate in the conference call, a replay will be available for audio playback at 1:00 pm EST on Tuesday, November 3, 2009 and will run through midnight Tuesday, November 17, 2009.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 4137448.

The conference call will also be webcast live on Chesapeake’s website at www.chk.com in the “Events” subsection of the “Investors” section of our website.  The webcast of the conference will be available on our website for one year.

Chesapeake Energy Corporation is one of the leading producers of natural gas in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on the development of onshore unconventional and conventional natural gas in the U.S. in the Barnett Shale, Haynesville Shale, Fayetteville Shale, Marcellus Shale, Anadarko Basin, Arkoma Basin, Appalachian Basin, Permian Basin, Delaware Basin, South Texas, Texas Gulf Coast and East Texas regions of the United States.  Further information is available at www.chk.com.